NOTICE OF INDEMNIFICATION: THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN ARTICLE VII, NOTICE OF WHICH IS HEREBY GIVEN.



                         SECURITIES PURCHASE AGREEMENT

                         DATED AS OF DECEMBER 12, 1997

                                  BY AND AMONG

                    INTEGRATED ORTHOPAEDICS INVESTORS, L.P.,

                  INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.,

                         INTEGRATED ORTHOPAEDICS, INC.,

                   FOR PURPOSES OF SECTION 6.6 AND 9.11 ONLY,

                       CHARTWELL CAPITAL INVESTORS, L.P.,

                                      AND

                       FOR PURPOSES OF SECTION 9.11 ONLY,

                       JOSE E. KAUACHI, RONALD E. PIERCE,

                      JEFFERSON R. CASEY, CLIFFORD HINKLE,

                WILLIAM F. DONOVAN, M.D., AND SHARON ANN DONOVAN

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I.    ISSUANCE OF SECURITIES.....................................   1
    1.1.      Authorization..............................................   1
    1.2.      Purchase and Sale of the Securities; the Closing...........   1

ARTICLE II.   REPRESENTATIONS AND WARRANTIES.............................   2
    2.1.      Representations and Warranties of the Company..............   2
              2.1.1.    Organization and Good Standing...................   2
              2.1.2.    Authorization of Agreement; Binding Obligation...   2
              2.1.3.    Subsidiaries and Equity Investments..............   3
              2.1.4.    No Restrictions Against Issuance of Securities;
                        Required Consents................................   3
              2.1.5.    Capitalization...................................   4
              2.1.6.    Financial Statements.............................   5
              2.1.7.    Accounts Receivable..............................   5
              2.1.8.    Business, Properties and Other Information.......   5
              2.1.9.    Absence of Undisclosed Liabilities...............   7
              2.1.10.   Books of Account.................................   7
              2.1.11.   Contracts and Commitments........................   7
              2.1.12.   Liens and Encumbrances; Condition of Assets......   9
              2.1.13.   Regulatory Compliance............................   9
              2.1.14.   Insurance........................................  10
              2.1.15.   Conduct of the Business Since the Interim Balance
                        Sheet Date.......................................  11
              2.1.16.   Employee Benefit Plans...........................  12
              2.1.17.   Litigation; Decrees..............................  13
              2.1.18.   Compliance With Law; Permits.....................  13
              2.1.19.   Taxes............................................  13
              2.1.20.   Real Property....................................  14
              2.1.21.   Commissions or Finders Fees......................  15
              2.1.22.   Certain Business Practices and Regulations;
                        Affiliate Transactions...........................  15
              2.1.23.   Compliance with American Stock Exchange Rules and
                        Regulations......................................  15
              2.1.24.   Shareholder Proposals............................  16
              2.1.25.   Disclosure.......................................  16
    2.2.      Representations and Warranties of the Purchasers...........  17
              2.2.1.    Corporate Organization...........................  17

              2.2.2.    Authorization and Effect of Agreement............  17
              2.2.3.    Purchase of Securities...........................  17

ARTICLE III.            PRE-CLOSING COVENANTS............................  17
    3.1.  Access to Information; Communications..........................  17
    3.2.  Conduct of Business............................................  18
    3.3.  Supplemental Financial Statements..............................  20
    3.4.  Notification...................................................  20
    3.5.  Cooperation....................................................  20
    3.6.  No Inconsistent Action.........................................  21
    3.7.  Satisfaction of Conditions.....................................  21
    3.8.  Confidentiality................................................  21
    3.9.  Publicity......................................................  21
    3.10. Acquisition Proposals..........................................  22

ARTICLE IV.             CONDITIONS TO CLOSING............................  22
    4.1.  Conditions Precedent to Obligations of the Purchasers..........  22
          4.1.1.  Representations, Warranties and Covenants..............  22
          4.1.2.  Certificate of Controlling Stockholders................  22
          4.1.3.  Closing Documents......................................  23
          4.1.4.  Governmental Consents or Approvals.....................  23
          4.1.5.  No Adverse Proceedings.................................  23
          4.1.6.  Opinions...............................................  23
          4.1.7.  Registration Rights Agreements.........................  23
          4.1.8.  Warrant Agreements and Warrants........................  23
          4.1.9.  Stock Certificates.....................................  23
          4.1.10. Certificate of Designation.............................  23
          4.1.11. Acquisition Committee Designees........................  24
          4.1.12. Chartwell Matters......................................  24
          4.1.13. Private Placement Numbers..............................  24
          4.1.14. Reserved Shares........................................  24
          4.1.15. Payment of Fees........................................  24
          4.1.16. Amendment to By-laws...................................  24
          4.1.17. Additional Listing Application.........................  24
          4.1.18. Termination of Agreements..............................  24
          4.1.19. Directors..............................................  24

     4.2. Conditions Precedent to Obligations of the Company.............  25
          4.2.1.  No Material Misrepresentation or Breach................  25
          4.2.2.  Closing Documents......................................  25
          4.2.3.  Governmental Consents or Approvals.....................  25
          4.2.4.  No Adverse Proceedings.................................  25

ARTICLE V.               DOCUMENTS TO BE DELIVERED AT THE CLOSING..........25
    5.1.  Documents to be Delivered by the Company.......................  25
          5.1.1.  Certified Resolutions..................................  25
          5.1.2.  Officer's Certificate..................................  26
          5.1.3.  Good Standing Certificates.............................  26
          5.1.4.  Other Documents........................................  26
    5.2.  Documents to be Delivered by the Purchasers....................  26
          5.2.1.  Purchase Price.........................................  26
          5.2.2.  Other Documents........................................  26

ARTICLE VI.              POST-CLOSING COVENANTS..........................  26
    6.1.  Acquisition Committee Designees................................  26
    6.2.  Board Designees................................................  26
    6.3.  Post-Closing Notifications.....................................  27
    6.4.  Certain Tax Matters............................................  27
    6.5.  Financial Statements and Information...........................  27
    6.6.  Right of First Refusal.........................................  28
    6.7.  Reservation of Shares of Common Stock..........................  29
    6.8.  Preparation of Proxy Statement; Shareholders Meeting...........  29

ARTICLE VII.             SURVIVAL AND INDEMNIFICATION....................  29
    7.1.  Survival of Representations, Warranties and Covenants..........  29
    7.2.  Certain Definitions............................................  30
    7.3.  Indemnification................................................  30
    7.4.  Defense of Claims..............................................  31
    7.5.  Limitation of Liability; Equitable Adjustment..................  32

ARTICLE VIII.            TERMINATION.....................................  33
    8.1.  Termination....................................................  33

ARTICLE IX.              MISCELLANEOUS PROVISIONS........................  34
    9.1.  Specific Performance...........................................  34
    9.2.  Notices........................................................  34
    9.3.  Expenses.......................................................  36

    9.4.  Successors and Assigns.........................................  36
    9.5.  Waiver.........................................................  37
    9.6.  Entire Agreement...............................................  37
    9.7.  Amendments and Supplements.....................................  37
    9.8.  Rights of the Parties..........................................  37
    9.9.  Brokers........................................................  37
    9.10. Further Assurances.............................................  38
    9.11. Irrevocable Proxy..............................................  38
    9.12. Governing Law..................................................  39
    9.13. Severability...................................................  39
    9.14. Execution in Counterparts......................................  39
    9.15. Titles and Headings............................................  39
    9.16. Certain Interpretive Matters and Definitions...................  39

                                 Defined Terms


Acquisition Committee....................................... Section 4.1.11
Acquisition Proposal........................................ Section 3.10
Agreement................................................... Introduction
Business.................................................... Recitals
Certificate of Designation.................................. Section 1.1
Closing Date................................................ Section 1.2
Code........................................................ Section 2.1.16(b)
Commission.................................................. Section 2.1.8
Common Stock................................................ Section 1.1
Company..................................................... Introduction
Direct Claim................................................ Section 7.4(d)
Employee Plans.............................................. Section 2.1.16(a)
ERISA....................................................... Section 2.1.16(a)
Exchange Act................................................ Section 2.1.8
Excluded Representations and Warranties..................... Section 7.1
First Refusal Offer......................................... Section 6.6(a)
GAAP........................................................ Section 2.1.6
Governmental Entity......................................... Section 2.1.4
Indemnifiable Losses........................................ Section 7.2
Indemnifying Party.......................................... Section 7.2
Indemnitee.................................................. Section 7.2
Indemnity Payment........................................... Section 7.2
Interim Balance Sheet Date.................................. Section 2.1.6
Interim Balance Sheet....................................... Section 2.1.6
liabilities................................................. Section 2.1.9
Liens....................................................... Section 2.1.12(a)
Offer....................................................... Section 6.6(a)
Option Holders.............................................. Section 6.6(a)
Pension Plans............................................... Section 2.1.16(a)
Permits..................................................... Section 2.1.18
Permitted Liens............................................. Section 2.1.12(a)
Physician Practice Groups................................... Section 2.1.13
Proxy Statement............................................. Section 6.8(a)
Purchaser................................................... Introduction
Record Date................................................. Section 2.1.24
Registration Rights Agreement............................... Section 4.1.7
Sale Notice................................................. Section 6.6(a)

SEC Reports.................................................. Section 2.1.8
Securities................................................... Section 1.1
Securities Act............................................... Section 2.1.4
Series A Preferred Stock..................................... Section 2.1.5
Series B Preferred Stock..................................... Section 1.1
Shareholder Proposals........................................ Section 9.11
Subsidiaries................................................. Section 2.1.3
Supplemental Financial Statements............................ Section 3.3
Tax Return................................................... Section 2.1.19(e)
Tax.......................................................... Section 2.1.19(e)
Taxes........................................................ Section 2.1.19(e)
Third Party Claim............................................ Section 7.2
Transaction Documents........................................ Section 9.15(a)
Warrant Agreement............................................ Section 1.1
Warrants..................................................... Section 1.1

Exhibits
--------

Exhibit A    Form of Certificate of Designation
Exhibit B    Form of Warrant Agreement and Warrant
Exhibit C    Form of Opinion of Willkie Farr & Gallagher
Exhibit D    Form of Opinion of Hutcheson & Grundy, L.L.P.
Exhibit E    Form of Registration Rights Agreement
Exhibit F    Form of First Amendment to Investment Agreement
Exhibit G    Form of Termination Agreement
Exhibit H    Form of Amended and Restated Certificate of Designation Regarding
             the Series A Preferred Stock
Exhibit I    Form of Amended and Restated By-laws


Schedules
---------

Schedule I          Purchasers and Securities
Schedule 2.1.1      Organization and Good Standing
Schedule 2.1.3      Subsidiaries and Equity Investments
Schedule 2.1.4      No Restrictions Against Issuance of Securities; Required
                    Consents
Schedule 2.1.5      Capitalization
Schedule 2.1.6      Financial Statements
Schedule 2.1.7      Accounts Receivable
Schedule 2.1.9      Absence of Undisclosed Liabilities
Schedule 2.1.11(a)  Contracts and Commitments
Schedule 2.1.11(b)  Exceptions to Contracts and Commitments
Schedule 2.1.12(a)  Liens and Encumbrances; Condition of Assets
Schedule 2.1.14     Insurance
Schedule 2.1.15     Conduct of the Business Since the Interim Balance Sheet Date
Schedule 2.1.16(a)  Employee Benefit Plans
Schedule 2.1.16(b)  Pension Plans
Schedule 2.1.17     Litigation; Decrees
Schedule 2.1.18     Compliance With Law; Permits
Schedule 2.1.20     Real Property
Schedule 2.1.22(b) Certain Business Practices and Regulations; Affiliated Transactions
Schedule 2.1.24     Stock Ownership Listing
Schedule 3.2        Conduct of Business
Schedule 4.1.18     Terminated Agreements
Schedule 4.1.19     Resigning Directors

                                                                      Schedule I


Purchaser                                       Securities to be Purchased
---------                                       --------------------------

FW Integrated Orthopaedics Investors, L.P.      125,000 shares of Series B
                                                Preferred Stock;
                                                Warrant to Purchase 2,500,000
                                                Stock Units

FW Integrated Orthopaedics Investors II, L.P.   125,000 shares of Series B
                                                Preferred Stock;
                                                Warrant to Purchase 2,500,000
                                                Stock Units

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 12, 1997, by and among FW Integrated Orthopaedics Investors, L.P., a Texas limited partnership, FW Integrated Orthopaedics Investors II, L.P., a Texas limited partnership (each a "Purchaser" and collectively, the "Purchasers"), Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), for purposes of Sections 6.6 and 9.11 only, Chartwell Capital Investors, L.P., and for purposes of Section 9.11 only, Jose E. Kauachi, Ronald
E. Pierce, Jefferson R. Casey, Clifford Hinkle, William F. Donovan, M.D. and Sharon Ann Donovan.

                                   RECITALS:
                                   --------

     A. The Company presently conducts the business of managing and administering physician practice groups specializing in orthopaedics (the "Business");

     B. The Company requires additional capital in order to expand the Business; and

     C. The Purchasers desire to provide additional capital to the Company for such purpose in accordance with the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                ARTICLE I.  ISSUANCE OF SECURITIES

     1.1. Authorization. The Company has duly authorized the issuance and sale of (a) 250,000 shares of its Series B Convertible, Non-Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), having an aggregate initial liquidation preference of $25,000,000 plus accrued and unpaid dividends thereon, and other rights as specified in the Certificate of Designation of Rights and Preferences in the form of Exhibit A attached hereto (the "Certificate of Designation") and (b) Contingent Warrants (the "Warrants" and, together with the Series B Preferred Stock, the "Securities") to purchase 5,000,000 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"). The form of Warrant Agreement ("Warrant Agreement") and form of related Warrant are attached hereto as Exhibit B.

     1.2.  Purchase and Sale of the Securities; the Closing.   Subject to the
terms and conditions hereof, the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company, the Securities in the amounts set forth on Schedule I hereto, for an aggregate purchase price of $25,000,000. The closing of such sale and purchase shall be held at 10:00 A.M., Houston time, on December 12, 1997, or on such other day as may be agreed by the Company and the Purchasers (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002.

          On the Closing Date, the Company will deliver to the Purchasers (a) one or more certificates representing the shares of Series B Preferred Stock, registered in the names of the Purchasers or in the names of one or more nominees of the Purchasers and in any denomination as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one certificate registered in the name of each Purchaser in the amounts designated on Schedule I attached hereto) and (b) one or more executed Warrant Agreements for each of the Purchasers or one or more of their nominees, and one or more Warrants registered in the names of the Purchasers or in the names of one or more such nominees of the Purchasers and in any denomination as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Warrant registered in the name of each Purchaser in the amounts designated on Schedule I attached hereto), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Securities, such delivery to be made by wire transfer to the Company's Account No. 4159-718-626 at Wells Fargo Bank, N.A., 1000 Louisiana, Houston, Texas 77002 (ABA No. 121000248).


                ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Purchasers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Purchasers.

          2.1.1. Organization and Good Standing. The Company and each of the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of the Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on the Business as presently conducted by it. The Company and each of the Subsidiaries is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of business makes such qualification necessary. Such of the foregoing states are listed on Schedule 2.1.1.

          2.1.2. Authorization of Agreement; Binding Obligation. The Company has the requisite corporate power to execute and to deliver this Agreement and the other

Transaction Documents (as hereinafter defined) and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by duly authorized officers of the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with terms hereof or thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.1.3. Subsidiaries and Equity Investments. (a) Schedule 2.1.3 sets forth (i) the name of each corporation of which the Company directly or indirectly owns shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries");
(ii) the name of each corporation, partnership, limited liability company, joint venture or other entity (other than the Subsidiaries) in which the Company or any Subsidiary has, or pursuant to any agreement has the right to acquire at any time by any means, an equity interest or investment; (iii) in the case of each of the Subsidiaries and such other corporations described in the foregoing clause (ii), (A) the jurisdiction of incorporation and (B) the capitalization thereof and the percentage of each class of voting stock owned by the Company or by any of the Subsidiaries; and (iv) in the case of each of such unincorporated entities, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to corporate entities.

          (b) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially by the Company, free and clear of any Liens (as hereinafter defined).

          (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any Subsidiary to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.

          2.1.4. No Restrictions Against Issuance of Securities; Required Consents. Except as disclosed on Schedule 2.1.4, the execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the

Company of the transactions contemplated hereby or thereby to be performed by it will not, (a) conflict with the articles of incorporation or by-laws of the Company or any Subsidiary, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which the Company or any Subsidiary is a party or by which any of their properties are bound, (c) constitute a violation of any law or regulation applicable to the Company or any Subsidiary, or (d) result in the creation of any Lien upon any of the Company's or the Subsidiaries' assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any nation or government, any state or other political subdivision thereof or an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government (each a "Governmental Entity") is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by the Company or the performance by the Company of the transactions contemplated hereby or thereby to be performed by it. Assuming the accuracy of the Purchasers' representations and warranties contained in Section
2.2.3 hereof, the issuance and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

          2.1.5. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, the Company has, in the aggregate, 5,510,374 shares of Common Stock (including 13,833 shares held in treasury) and 25,226 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. At the Closing, the Series B Preferred Stock shall be validly issued, fully paid and non-assessable and shall have not been issued in violation of any preemptive rights. As of the Closing Date, 6,550,000 shares of Common Stock will have been reserved for issuance upon conversion of the Series B Preferred Stock and 5,000,000 shares of Common Stock will have been reserved for issuance upon exercise of the Warrants, and when so issued, all such shares of Common Stock will be validly issued, fully paid and non-assessable and none of such shares of Common Stock will be issued in violation of any preemptive rights. Except as disclosed on Schedule 2.1.5, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any capital stock of the Company or any other securities convertible into, or exchangeable, exercisable or evidencing the right to subscribe for, capital stock of the Company.

          2.1.6. Financial Statements. The Company has delivered to the Purchasers true and complete copies of (a) the audited consolidated balance sheets of the Company at December 31, 1996 and 1995 and the related statements of income, cash flow and changes in shareholders' equity for the fiscal years then ended, accompanied by certified opinions of the Company's auditing firm; and (b) unaudited consolidated balance sheets of the Company at September 30, 1997 and 1996 and related statements of income, cash flow and changes in shareholders' equity for the periods then ended, all of which have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") throughout the periods involved, all of which is subject to the disclosure set forth in Section 2.1.6. Such consolidated balance sheets, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and the Subsidiaries at the dates indicated and such statements of income, cash flow and changes in shareholders' equity fairly present the results of operations, cash flow and changes in shareholders' equity of the Company and the Subsidiaries for the periods indicated. The unaudited consolidated financial statements as at and for the periods ending September 30, 1997 and 1996 contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position and results of operations of the Company and the Subsidiaries for the periods then ended. References in this Agreement to the "Interim Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1997 referred to above; and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to September 30, 1997.

          2.1.7. Accounts Receivable. The accounts receivable of the Company and the Subsidiaries as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except as described on Schedule 2.1.7, are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

          2.1.8. Business, Properties and Other Information. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has delivered to the Purchasers true and complete copies of the following reports and proxy statements filed with the Securities and Exchange Commission (the "Commission"):

          A. its Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Exchange Act;

          B. its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, June 30, and September 30, 1997, each filed pursuant to Section 13(a) of the Exchange Act;

          C. its Current Reports on Form 8-K dated November 26, 1997, October 15, 1997 and January 14, 1997 (as amended by its Current Report on Form 8-K/A dated April 3, 1997);

          D. the Proxy Statement for a Special Meeting of Stockholders, dated February 18, 1997, filed pursuant to Section 14 of the Exchange Act; and

          E. the Proxy Statement for its 1997 Annual Meeting of Stockholders, dated April 11, 1997, filed pursuant to Section 14 of the Exchange Act.

Said reports and proxy statements comprise all materials required to be filed by the Company with the Commission since December 31, 1996 and are collectively called the "SEC Reports", which term shall also include on the Closing Date all further filings which the Company may heretofore have furnished to the Purchasers pursuant to Section 3.1.

          Neither the SEC Reports listed above, this Agreement, nor any other document, slide presentation, certificate, written statement or projection of future economic performance furnished to the Purchasers or their representatives by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information therein was based upon or constitutes an estimate or projection, the Company represents only that in preparing such estimate or projection it acted in good faith and on a basis which the Company reasonably believed to be reasonable based on the assumptions set forth in the presentation materials and on a basis consistent with the financial statements delivered pursuant to Section 2.1.6 hereof. The Company knows of no facts not disclosed in the SEC Reports listed above or such other documents referred to above as having been delivered to the Purchasers which facts individually or in the aggregate have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or, so far as the Company can now foresee, could have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

          2.1.9. Absence of Undisclosed Liabilities. Neither the Company nor any of the Subsidiaries has liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

          (a) those liabilities or obligations set forth on the Interim Balance Sheet and not heretofore paid or discharged;

          (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules hereto or not required to be disclosed because of the term or amount involved;

          (c) those liabilities and obligations described on Schedule 2.1.9; and

          (d) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date.

          For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          2.1.10. Books of Account. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and the Subsidiaries and do not contain any material inaccurate information or omit any material information necessary in order to make such books, records and accounts, in light of the circumstances under which they were prepared, not misleading. Neither the Company nor any of the Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or the Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          2.1.11.  Contracts and Commitments.  (a) Except as described on
Schedule 2.1.11(a), neither the Company nor any Subsidiary is a party to any written or oral:

          (i) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $50,000 or more;

          (ii) agreement, contract or commitment to sell or supply products or to perform services involving in any one case $50,000 or more;

          (iii) agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $50,000 in value;

           (iv) employment, consulting, representative or sales agency agreement, contract or commitment;

            (v) lease under which the Company or any Subsidiary is either lessor or lessee;

           (vi) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

          (vii) agreement, contract or commitment for any charitable or political contribution;

         (viii) commitment or agreement for any capital expenditure or leasehold improvement in excess of $50,000;

           (ix) agreement, contract or commitment limiting or restraining the Company or any Subsidiary from engaging or competing in any manner or in any business;

            (x) agreement or arrangement with respect to the registration of shares of Common Stock or any other securities of the Company or any Subsidiary;

           (xi) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

          (xii) material agreement, contract or commitment not made in the ordinary course of business.

     (b) Except as described on Schedule 2.1.11(b), each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed or required to be listed on Schedule 2.1.11(a), or not required to be listed therein because of the amount or term thereof, is valid and enforceable in accordance with its terms; the Company and the Subsidiaries are (to the extent they are a party thereto), and to the Company's knowledge all other parties thereto are, in compliance with the provisions thereof; the Company and the Subsidiaries are not, and to the Company's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of the Company, contains any contractual requirement with which there is a reasonable likelihood the Company, any Subsidiary or any other party thereto will be unable to comply.

          2.1.12. Liens and Encumbrances; Condition of Assets. (a) Except as listed or described on Schedule 2.1.12(a), the Company and each of the Subsidiaries has good, valid and marketable title to its assets free and clear of all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens"), other than
(i) those reflected or reserved against in the Interim Balance Sheet and (ii) Liens for Taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty. (The items referred to in the exception to the immediately preceding sentence are hereinafter referred to as "Permitted Liens".)

          (b) All of the assets of the Company and the Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Permits relating to their construction, use and operation.

          2.1.13. Regulatory Compliance. The Company, each of the Subsidiaries and each physician practice group that is managed or was previously managed by the Company or a Subsidiary (the "Physician Practice Groups") (but only with respect to such periods in which a management relationship existed between the Company or a Subsidiary and such Physician Practice Group) has timely filed all reports required to be filed in connection with federal Medicare and applicable state Medicaid programs, and all such required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and the Company, the Subsidiaries and the Physician Practice Groups have not filed any document, report or other instrument that would result in any claims, actions or appeals) before any commission, board or agency with respect to any state or federal Medicare or Medicaid cost reports or claims filed by the Company, the Subsidiaries or the Physician Practice Groups, or with respect to any disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any audit of any cost reports that, if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole; no validation review or program integrity review related to the Company, any Subsidiary or any Physician Practice Group has been conducted by any commission, board or agency in connection with federal Medicare or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting the Company, the Subsidiaries or the Physician Practice Groups; the Company, each of the Subsidiaries and each of the Physician Practice Groups has timely filed all material reports, data and other information required by any other regulatory agency with authority to regulate the Company, any of the Subsidiaries, any of the Physician Practice Groups or the Business in any manner; the Company, each of the Subsidiaries and each of the Physician Practice Groups is in compliance in all material respects with all rules, regulations and requirements of all regulatory agencies; and the conduct of the Business by the Company, the Subsidiaries and the Physician Management Groups does not violate 42 U.S.C. (S) 1320a-7b (commonly known as the "Anti-Kickback Statute") or 42 U.S.C. (S) 1395nn (commonly known as the "Stark Amendments"), including all amendments thereto.

          2.1.14. Insurance. The Company and each of the Subsidiaries has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound. Except as set forth in Schedule 2.1.14, no event relating to the Company or the Subsidiaries has occurred that can reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or that is likely to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to the Company's knowledge, no threat has been made to cancel any insurance policy of the Company or any Subsidiary during such period. No event has occurred, including, without limitation, the failure by the Company or any Subsidiary to give any notice or information or the Company or any Subsidiary giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any Subsidiary under any such insurance policies. The Company has provided the Purchasers with true and complete copies of all regularly prepared loss run reports as of the date hereof.

          2.1.15. Conduct of the Business Since the Interim Balance Sheet Date. Except as described on Schedule 2.1.15, since the Interim Balance Sheet Date, neither the Company nor any of the Subsidiaries has:

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

          (b) sold, encumbered, assigned or transferred any material assets or properties;

          (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens;

          (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

          (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

          (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $50,000;

          (g) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $100,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

          (h) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (i) changed any of the accounting principles followed by it or the methods of applying such principles;

          (j) entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (k) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise).

          2.1.16. Employee Benefit Plans. (a) All "employee benefit plans," as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, and change in control agreements, programs, policies or arrangements maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or contributed on behalf of its respective employees or has any liability, contingent or otherwise (the "Employee Plans"), are listed on Schedule 2.1.16(a). Any Employee Plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA (the "Pension Plans") are so designated on
Schedule 2.1.16(a). No Pension Plan is subject to Title IV of ERISA or Section 412 of the Code.

          (b) Except as set forth on Schedule 2.1.16(b), (i) each Pension Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code; and (ii) the Company and each of the Subsidiaries has complied with respect to each Employee Plan in all material respects with the reporting and disclosure requirements of ERISA and no "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

          (c) The Employee Plans have been established, maintained and operated in all material respects in accordance with their terms and with all provisions of ERISA, the Code and other applicable federal and state laws and regulations.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or consultant (current, former or retired) of the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.1.17. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement. Except as listed or described on Schedule 2.1.17, there are no (i) lawsuits, claims, administrative or other proceedings or investigations relating to the conduct of the Business pending or, to the Company's knowledge, threatened by, against or affecting the Company or any affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on the Company or any Subsidiary.

          2.1.18. Compliance With Law; Permits. The Company and each of the Subsidiaries has complied with each law, judgment, order and decree of any Governmental Entity to which the Company or the Subsidiaries or their business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. The Company and each of the Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all licenses, permits, authorizations and approvals (collectively, "Permits") which are in any manner necessary to conduct the Business as now or previously conducted or for the ownership and use of its assets, free and clear of all Liens and in compliance with all laws. All such Permits are listed and described on Schedule
2.1.18. Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which the Company or any Subsidiary owns, possesses or uses in the operation of the Business as now or previously conducted.

          2.1.19. Taxes. (a) All Tax Returns (as defined in paragraph (e) below) that are required to be filed on or before the Closing Date by the Company or any of the Subsidiaries have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by the Company or the Subsidiaries have been paid, whether or not such Taxes are disputed. Neither the Company nor any of the Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to any pending action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does the Company have knowledge of any such threatened action, proceeding or investigation.

          (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by the Company or any of the Subsidiaries nor has the Company or any Subsidiary agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is the Company aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of the assets of the Company or any of the Subsidiaries as a result of or in connection with any failure, or alleged failure, to pay any Tax.

          (d) The Company and each of the Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, consultant, independent contractor or other third party.

          (e) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

          2.1.20. Real Property. Neither the Company nor any of the Subsidiaries owns any real property. Except as set forth in Schedule 2.1.20, the Company and each of the Subsidiaries has good and valid leaseholds in all real estate leased by it, in each case, under enforceable leases. Except as disclosed in Schedule 2.1.20, none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely affect the value thereof or which interfere with or impair the present and continued use in the usual and normal conduct of the business of the Company and the Subsidiaries.

          2.1.21. Commissions or Finders Fees. Neither the Company nor any person or entity acting on the behalf of the Company has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any other person or entity.

          2.1.22. Certain Business Practices and Regulations; Affiliate Transactions. (a) None of the Company, the Subsidiaries or any directors, officers, agents or employees of the Company or the Subsidiaries has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          (b) Except as described on Schedule 2.1.22(b), none of the stockholders holding 5% or more of the Common Stock or any officers or directors of the Company or any of the Subsidiaries or any entity controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Business, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property the use of which is necessary for the Business, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company or any of the Subsidiaries other than claims in the ordinary course of business, (iv) has sold to, or purchased from, the Company or any of the Subsidiaries any assets or property for aggregate consideration in excess of $25,000 since January 1, 1997, or (v) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Business provides services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Company or any of the Subsidiaries.

          2.1.23.  Compliance with American Stock Exchange Rules and
Regulations.   The Company has complied in all material respects with all rules and regulations of the American Stock Exchange since the date the Common Stock was originally approved for trading thereon. The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of the transactions contemplated hereby or thereby to be performed by it will not, conflict with, result in any violation of, or constitute a default under any such rules and regulations. No event has occurred or, to the knowledge of the Company, is reasonably likely to occur which could result in the Common Stock being delisted from such exchange or the Company being subject to any material fine or sanction imposed by such exchange.

          2.1.24. Shareholder Proposals. (a) The record date to vote on the Shareholder Proposals (as hereinafter defined) has been duly fixed to be December 17, 1997 (the "Record Date") by all necessary action of the Board of Directors. As of the date hereof, the shareholders of the Company listed on
Schedule 2.1.24 are the record holders of the number of shares of Common Stock or Series A Preferred Stock, as the case may be, set forth opposite their names on such schedule. Such shareholders are entitled to vote all such shares in connection with the Shareholder Proposals. Such shares represent more than 50% of the issued and outstanding Common Stock and other securities of the Company having voting rights as of the date hereof (and will represent more than 50% of the issued and outstanding Common Stock and other securities of the Company having voting rights as of the Record Date) and are sufficient in number to approve the Shareholder Proposals even if all other shares of Common Stock and other securities having voting rights issued and outstanding as of the date hereof vote against the Shareholder Proposals.

          (b) The Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (who constituted 100% of the directors then in office) (i) determined that the Shareholder Proposals are fair to and in the best interests of the shareholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Common Stock and Series A Preferred Stock approve the Shareholder Proposals.

          2.1.25. Disclosure. No representation or warranty by the Company contained in this Agreement or any of the other Transaction Documents, and no statement contained in any document, list, schedule, certificate or other instrument furnished or to be furnished by or on behalf of the Company or any affiliate thereof to the Purchasers or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, schedule, certificate or other instrument. The Company has not failed to disclose to the Purchasers in any of the schedules required to be furnished hereunder or otherwise any fact which could reasonably be determined to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which is otherwise material to the Company and the Subsidiaries taken as a whole.

     2.2. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, as to itself, makes the following representations and warranties to the Company, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Company.

          2.2.1. Corporate Organization. Such Purchaser is a limited partnership duly formed and validly existing under the laws of the State of Texas and has the requisite partnership power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          2.2.2. Authorization and Effect of Agreement. Such Purchaser has the requisite partnership power to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by such Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary partnership action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.2.3. Purchase of Securities. Such Purchaser is acquiring the Securities set forth opposite its name on Schedule I attached hereto on the Closing Date without a present view to the distribution thereof. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.


                      ARTICLE III.  PRE-CLOSING COVENANTS

     3.1. Access to Information; Communications. (a) Prior to the Closing, upon reasonable notice from the Purchasers to the Company, the Company will afford to the officers, attorneys, accountants or other authorized representatives of the Purchasers reasonable access during normal business hours to the employees, assets, facilities and books and records of the Company and the Subsidiaries so as to afford the Purchasers full opportunity to make such review, examination and investigation of the Company and the Subsidiaries as the Purchasers may desire to make. The Purchasers will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Company will promptly furnish or cause to be furnished to the Purchasers such financial and operating data and other information as the Purchasers may reasonably request.

          (b) Prior to the Closing, the Company shall promptly provide the Purchasers with copies of all financial statements sent or made available by the Company or the Subsidiaries to their equity or other security holders, all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or the Subsidiaries with any securities exchange or with the Commission.

          (c) Prior to the Closing, the Company shall promptly provide the Purchasers with copies of all press releases and other statements made available generally by the Company or any of the Subsidiaries to the public relating to financial matters or to other material developments in the business of the Company and the Subsidiaries.

          (d) Prior to the Closing, promptly after receipt thereof, the Company shall provide the Purchasers with copies of each management letter submitted to the Company or the Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company or the Subsidiaries.

     3.2. Conduct of Business. Except as set forth on Schedule 3.2, as contemplated herein or as otherwise consented to by the Purchasers in writing, during the period from the date of this Agreement and continuing until the Closing Date, the Company will, and will cause its affiliates to:

          (a) use their respective best efforts to (i) carry on the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep the Business intact, (iii) keep available the services of the present employees of the Business, and (iv) use best efforts to maintain the goodwill associated with the Business, including but not limited to preserving the relationships of customers, suppliers and others having business dealings with the Business;

          (b) not sell, lease or dispose of, or make any contract for the sale, lease or disposition of, or subject to Lien, any material assets of the Company or the Subsidiaries;

          (c) not intentionally incur any liability or obligation (absolute, accrued, contingent or otherwise) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business;

          (d) not split, combine or reclassify any shares of capital stock of the Company or any Subsidiary, declare, pay or set aside for payment any dividend or other distribution in respect of capital stock of the Company or any Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or other securities of the Company or any Subsidiary;

          (e) not issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for shares of stock of any class of the Company or any Subsidiary (other than issuance of Certificates in replacement of lost Certificates);

          (f) not amend or modify the Certificate or Articles of Incorporation or By-laws of the Company or the Subsidiaries;

          (g) not amend or terminate any contract or other agreement, other than in the ordinary course of business consistent with past practices;

          (h) not make any change in financial or tax accounting methods, principles or practices unless required by GAAP or applicable law;

          (i) not extend credit in the sale of services, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices;

          (j) not fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

          (k) not grant to any employee any increase in compensation or in severance or termination pay, grant any severance or termination pay, or enter into any employment agreement with any employee, except as may be required under employment or termination agreements in effect on the date of this Agreement;

          (l) not enter into any agreement which includes an aggregate payment or commitment on the part of either party of more than $50,000;

          (m) not adopt or amend any Employee Plan or collective bargaining agreements, except as required by law;

          (n) maintain in full force and effect all insurance described in
     Schedule 2.1.14; and

          (o) not take or omit to take any action as a result of which any representation or warranty of the Company in Article II would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action.

     3.3. Supplemental Financial Statements. Within thirty (30) days of the end of each month, the Company shall deliver to the Purchasers unaudited consolidated statements of income and cash flow and a consolidated balance sheet of the Company for the month then ended (collectively, the "Supplemental Financial Statements"). The Supplemental Financial Statements shall be certified by the Chief Financial Officer of the Company. Such certification shall state that: (a) the Supplemental Financial Statements were prepared in accordance with GAAP and practices consistent with those followed in the preparation of the financial statements delivered pursuant to Section 2.1.6 hereof; and (b) no material adjustments of such Supplemental Financial Statements are required for a fair presentation of the financial condition and results of operations of the Company and its Subsidiaries for the period covered by such statements.

     3.4. Notification. (a) The Company shall notify the Purchasers, and the Purchasers shall notify the Company, of any litigation, arbitration or administrative proceeding pending or, to its or their knowledge, threatened against the Company or the Purchasers, as the case may be, which challenges the transactions contemplated hereby.

          (b) The Company will provide prompt written notice to the Purchasers of any change in any of the information contained in its representations and warranties made in Article II hereof or any Schedules referred to herein or attached hereto and shall promptly furnish any information which the Purchasers may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article II hereof or any Schedules referred to herein or attached hereto.

     3.5. Cooperation. The Purchasers and the Company shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Entity or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any affiliate.

     3.6. No Inconsistent Action. Neither the Purchasers nor the Company shall take any action which is materially inconsistent with its obligations under this Agreement.

     3.7. Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article IV, prior to the Closing, each of the parties will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     3.8. Confidentiality. The Purchasers and the Company shall each keep confidential all information obtained by it with respect to the others in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall return to the others, without retaining a copy thereof, any schedules, documents or other written information obtained from the others in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the transactions contemplated hereby are consummated, the Purchasers shall be entitled to use such information concerning the Company in any lawful manner. Notwithstanding the foregoing, neither the Purchasers nor the Company shall be required to keep confidential or return any information which (a) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents,
(c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice), (d) is developed by the receiving party independently of the disclosure by the disclosing party or (e) is required to be disclosed in connection with any dispute or legal proceeding arising under or in connection with this Agreement or any of the other Transaction Documents.

     3.9. Publicity. Prior to the Closing, none of the parties will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange applicable to it or its affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

     3.10. Acquisition Proposals. From and after the date of this Agreement until the Closing Date, the Company shall not, and shall not authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, the Company or any of the Subsidiaries to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of the Subsidiaries.


                       ARTICLE IV.  CONDITIONS TO CLOSING

     4.1. Conditions Precedent to Obligations of the Purchasers. The obligations of the Purchasers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of the Purchasers:

          4.1.1.  Representations, Warranties and Covenants.

          (a) All representations and warranties of the Company made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto that are qualified with respect to materiality shall be true and complete in all respects as of the date hereof and on and as of the Closing Date and such representations and warranties that are not so qualified shall be true and complete on the date hereof and, in all material respects, on and as of the Closing Date, without regard to any schedule updates furnished by the Company after the date hereof.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Company on or prior to the Closing Date shall have been complied with or performed.

          (c) The Purchasers shall have received a certificate, dated as of the Closing Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying in such detail as the Purchasers may reasonably request that the conditions specified in Sections 4.1.1(a) and (b) hereof have been fulfilled.

          4.1.2. Certificate of Controlling Stockholders. The Purchasers shall have received a certificate of William F. Donovan, M.D. and Jose E. Kauachi certifying that, to the best knowledge of such persons, none of the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          4.1.3. Closing Documents. The Company shall have delivered to the Purchasers the documents identified in Section 5.1.

          4.1.4. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed or required to be listed on
Schedule 2.1.4 shall have been obtained.

          4.1.5. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          4.1.6. Opinions. The Purchasers shall have received a written opinion of Willkie Farr & Gallagher, special counsel to the Company in connection with the transactions contemplated hereby, and a written opinion of Hutcheson & Grundy, L.L.P., special Texas counsel to the Company, in substantially the forms attached hereto as Exhibits C and D, respectively.

          4.1.7. Registration Rights Agreements. A Registration Rights Agreement, substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement"), shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          4.1.8. Warrant Agreements and Warrants. The Warrant Agreements and Warrants shall have been duly executed and delivered by the Company in accordance with Section 1.2.

          4.1.9. Stock Certificates. Stock certificates representing the shares of Series B Preferred Stock shall have been duly executed and delivered in accordance with Section 1.2.

          4.1.10. Certificate of Designation. The Certificate of Designation shall have been duly filed with, and accepted by, the Secretary of State of the State of Texas.

          4.1.11. Acquisition Committee Designees. Two designees of the Purchasers shall have been appointed to the Acquisition Committee of the Board of Directors of the Company (the "Acquisition Committee"), effective as of the Closing Date.

          4.1.12. Chartwell Matters. The First Amendment to Investment Agreement and the Termination Agreement, substantially in the forms attached hereto as Exhibit F and G, respectively, shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived; and the Amendment and Restatement of Certificate of Designation and Determination of Rights and Preferences of Cumulative Convertible Preferred Stock, Series A, of the Company in the form attached hereto as Exhibit H shall have been duly filed with, and accepted by, the Secretary of State of the State of Texas.

          4.1.13. Private Placement Numbers. The Series B Preferred Stock and the Warrants shall have been assigned private placement numbers by Standard & Poor's Corporation.

          4.1.14. Reserved Shares. The Company shall have reserved an adequate number of shares of Common Stock for issuance upon conversion of the Series B Preferred Stock and the exercise of the Warrants.

          4.1.15. Payment of Fees. The Company shall have paid the fees and disbursements of special counsel to the Purchasers as contemplated in Section 9.3.

          4.1.16. Amendment to By-laws. The By-laws of the Company shall have been amended and restated in the form attached hereto as Exhibit I.

          4.1.17. Additional Listing Application. The Company shall have filed an Additional Listing Application, including all applicable fees, with the American Stock Exchange with respect to all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

          4.1.18. Termination of Agreements. The Company shall have terminated each of the agreements set forth on Schedule 4.1.18 on terms reasonably acceptable to the Purchasers.

          4.1.19. Directors. The number of directors constituting the Board of Directors of the Company shall have been increased to eight and the director listed on Schedule 4.1.19 shall have resigned from the Board of Directors of the Company effective as of the Closing Date.

     4.2. Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Company:

          4.2.1.  No Material Misrepresentation or Breach.

          (a) All representations and warranties of the Purchasers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Purchasers on or prior to the Closing Date shall have been complied with or performed.

          4.2.2. Closing Documents. The Purchasers shall have delivered to the Company the documents identified in Section 5.2.

          4.2.3. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed on Schedule 2.1.4 shall have been obtained.

          4.2.4. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.


              ARTICLE V.  DOCUMENTS TO BE DELIVERED AT THE CLOSING

     5.1. Documents to be Delivered by the Company. At the Closing, the Company will deliver to the Purchasers the following:

          5.1.1. Certified Resolutions. Certified resolutions of the Board of Directors of the Company (a) approving the execution and delivery of this Agreement and each of the other documents delivered by the Company pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby and (b) authorizing the establishment of the Acquisition Committee.

          5.1.2. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Company in the form described in Section 4.1.1.

          5.1.3. Good Standing Certificates. Governmental certificates showing that the Company and the Subsidiaries are duly incorporated and in good standing in the state of its incorporation and in good standing in each state listed on
Schedule 2.1.1 certified as of a date not more than five (5) days before the Closing Date.

          5.1.4. Other Documents. Such additional information and materials as the Purchasers shall reasonably request.

     5.2. Documents to be Delivered by the Purchasers. At the Closing, the Purchasers will deliver to the Company:

          5.2.1. Purchase Price. Evidence of wire transfers in the aggregate amount of $25,000,000.

          5.2.2. Other Documents. Such additional information and materials as the Company shall reasonably request.


                      ARTICLE VI.  POST-CLOSING COVENANTS

     6.1. Acquisition Committee Designees. At all times in which shares of Series B Preferred Stock shall be issued and outstanding, the holders of a majority of such issued and outstanding shares shall be entitled to designate two members to the Acquisition Committee and the total number of persons constituting such Committee shall be three (including the two designees of the holders of the Series B Preferred Stock). Such rights to designate Acquisition Committee members shall survive the conversion of the Series B Preferred Stock and shall inure to the benefit of the Purchasers until such time that the Purchasers and their affiliates own less than 50% of the Common Stock initially issuable upon conversion of the Series B Preferred Stock. For so long as shares of Series B Preferred Stock are issued and outstanding or the Purchasers or their affiliates own more than 50% of the shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock, the Company shall not dissolve the Acquisition Committee or increase the size of the Acquisition Committee to more than three.

     6.2. Board Designees. In accordance with the Certificate of Designation, the holders of the Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holders on a record date set to hold a meeting at which the holders of Series B Preferred Stock shall be entitled to elect, as a class, three directors to the Board of Directors of the Company (or a majority of the directors in the event of a breach by the Company of any of the financial covenants set forth in the Certificate of Designation). Such rights to designate board members shall survive the conversion of the Series B Preferred Stock and shall inure to the benefit of the Purchasers until such time that the Purchasers and their affiliates own less than 50% of the Common Stock initially issuable upon conversion of the Series B Preferred Stock. For so long as shares of Series B Preferred Stock are issued and outstanding or the Purchasers or their affiliates own more than 50% of the shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock, the Company shall not increase the size of the Board of Directors to more than eight.

     6.3. Post-Closing Notifications. The Purchasers and the Company will, and each will cause their respective affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any Governmental Entity having jurisdiction over the Purchasers or the Company.

     6.4. Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the issuance of the Securities or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by the Company. The Company will indemnify the Purchasers against any liability, direct or indirect, for any Taxes imposed on the Purchasers with respect to the issuance of the Securities.

     6.5. Financial Statements and Information. The Company will promptly furnish to the Purchasers and any other subsequent holders of the Securities, for so long as the Purchasers or such other subsequent holders shall hold any of the Securities, in duplicate:

          (a) copies of all financial statements sent or made available by the Company or its subsidiaries to its equity or other security holders, all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or its subsidiaries with any securities exchange or with the Commission;

          (b) copies of all press releases and other statements made available generally by the Company or its subsidiaries to the public relating to financial matters or to other material developments in the business of the Company and its subsidiaries; and

          (c) copies of each management letter submitted to the Company or its subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company or its subsidiaries.

     6.6. Right of First Refusal. (a) If, at any time after the date hereof until the fifth anniversary hereof, the Company proposes to issue (an "Offer") shares of Common Stock or other equity securities of the Company, other than (i) pursuant to a proposed underwritten public offering of Common Stock by the Company or (ii) on terms no less favorable to the Company than could be obtained from a non-affiliated third party, the Company shall, not less than 45 days prior to the anticipated closing of such sale or transfer, give written notice (the "Sale Notice") to the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock (together, the "Option Holders") of such proposed sale or transfer. The Sale Notice shall (i) specify the proposed purchaser thereof, the number of shares to be issued, the amount and type of consideration to be received therefor, and the other material terms on which the Company proposes to issue the Common Stock or other equity securities, (ii) contain an offer by the Company to sell to the Option Holders all of such shares of Common Stock or other equity securities on the same terms as the Offer (the "First Refusal Offer"), and (iii) indicate the appraised value of any non-cash consideration proposed to be paid in the Offer; provided, that, if any non-cash consideration is to be received by the Company pursuant to the Offer, the Option Holders shall have the right to pay in cash the appraised value of such non-cash consideration. Any appraisal or valuation required pursuant to this Section shall be prepared by a nationally-recognized independent appraiser mutually acceptable to the Company and the Option Holders and shall be submitted in writing and addressed to the Company and the Option Holders.

          (b) The Option Holders must notify the Company in writing within 15 days following receipt of the Sale Notice if they desire to accept the First Refusal Offer. The Option Holders who desire to accept the First Refusal Offer may purchase all or a portion of the shares of Common Stock or other equity securities of the Company in such proportions as they may mutually agree or, in the absence of such an agreement, in proportion to the number of shares of fully diluted Common Stock owned by each such Option Holder who wishes to participate in the purchase of such shares pursuant to the First Refusal Offer.

          (c) Unless all the shares of Common Stock or other equity securities of the Company proposed to be issued in the Sale Notice are to be acquired by the Option Holders, the Company may transfer all such shares covered by the Sale Notice or the portion not acquired by the Option Holders, as the case may be, to the proposed third party transferee in accordance with the terms of the Offer set forth in the Sale Notice; provided that such sale and issuance must occur no later than 120 days after the date of the Sale Notice. If the First Refusal Offers are accepted in a manner such that all or a portion of shares of Common

Stock or other equity securities of the Company covered by the Sale Notice are to be purchased by the Option Holders, the Company shall issue all or such portion of such shares of Common Stock or other equity securities, as the case may be, free of all Liens, to the respective purchasers thereof against delivery by the accepting Option Holders of immediately available funds payable to the Company within 20 days after the date such offer is accepted; provided, that if the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the exercise of any First Refusal Offer, such date shall be extended to the date which is three days after the date the applicable waiting period expires or is terminated.

     6.7. Reservation of Shares of Common Stock. At all times in which shares of Series B Preferred Stock or Warrants remain outstanding, the Company shall cause an adequate number of shares of Common Stock to be reserved for issuance upon conversion of the outstanding shares of Series B Preferred Stock and exercise of the outstanding Warrants.

     6.8.  Preparation of Proxy Statement; Shareholders Meeting.

          (a) As soon as practicable following the Closing Date, but in no event more than 20 days after the Closing Date, the Company shall prepare and file with the Commission a proxy statement (or information statement if permitted by law and the rules and regulations of the American Stock Exchange) with respect to the solicitation of votes for the Shareholder Proposals (the "Proxy Statement"). The Company shall promptly respond to all Commission comments with respect to the Proxy Statement and cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date. The Proxy Statement shall contain, among other things, a recommendation by the Board of Directors of the Company in favor of the Shareholder Proposals.

          (b) The Company shall, as soon as practicable after the Closing Date, duly call, give notice of, convene and hold a special meeting of the shareholders of the Company for the purpose of approving the Shareholder Proposals. At such meeting of shareholders, the Company shall use its best efforts to obtain the favorable vote of its shareholders.

          (c) The Company shall not, and shall immediately instruct its Transfer Agent in writing not to, authorize any issuance of Common Stock or other securities of the Company having voting rights until the day immediately following the Record Date.

                   ARTICLE VII.  SURVIVAL AND INDEMNIFICATION

     7.1. Survival of Representations, Warranties and Covenants. (a) The representations and warranties of the Company and of the Purchasers contained in this

Agreement shall survive the Closing for a period of three years thereafter, except for the representations and warranties contained in Sections 2.1.5, 2.1.13, 2.1.16, 2.1.19 and 2.1.24 (the "Excluded Representations and Warranties"), which shall survive indefinitely, and shall in no way be affected
(i) by any investigation of the subject matter thereof made by or on behalf of the Company or the Purchasers, as the case may be, or (ii) by any notice delivered pursuant to Section 3.4. Any claim for an Indemnifiable Loss (as hereafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

          (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement shall survive the Closing and remain in effect indefinitely.

     7.2. Certain Definitions. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

     7.3. Indemnification. (a) The Company agrees to indemnify, defend and hold harmless the Purchasers and their affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses, subject to the limitations and equitable adjustments set forth Section 7.5 hereof, to the extent relating to, resulting from or arising out of:

               (i) any breach of representation or warranty of the Company under the terms of this Agreement and any certificate or other document delivered pursuant hereto; and

               (ii) the Company's business relationship with Physicare, L.L.P., Northshore Orthopedics Assoc., Occupational Medicine Associates of Houston, P.A. and William F. Donovan, M.D. and the termination of such relationships; and

               (iii) any breach or nonfulfillment of any agreement or covenant of the Company under the terms of this Agreement.

          (b) The Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its affiliates and their respective directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses, subject to the limitations set forth
Section 7.5 hereof, to the extent relating to, resulting from and arising out of:

               (i) any breach of representation or warranty by such Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto; and

               (ii) any breach or nonfulfillment of any agreement or covenant of such Purchaser under the terms of this Agreement.

     7.4. Defense of Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

          (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 7.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 7.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

          (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 7.4(a) or 7.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

          (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article VII.

     7.5. Limitation of Liability; Equitable Adjustment. (a) Notwithstanding any other provision hereof, no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Section 7.3(a)(i) or 7.3(b)(i) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under Section 7.3(a)(i) or 7.3(b)(i), as applicable, exceeds $250,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party for only those Indemnifiable Losses in excess of $250,000; provided, however, that in the event a single breach or series of related breaches results in Indemnifiable Losses in excess of $250,000 then the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of the Indemnifiable Losses.

          (b) Notwithstanding any other provision hereof, the aggregate amount of any Indemnifiable Losses recoverable under this Agreement in respect of any breach of a representation or warranty under Section 7.3(a)(i) or 7.3(b)(i), excluding the Excluded Representations and Warranties, shall be limited to an amount equal to the sum of (i) $25,000,000, (ii) an amount equal to an internal rate of return of 20% on $25,000,000 for the period beginning on the date hereof and ending on the date of the payment of the Indemnifiable Losses triggering the provisions of this Section 7.5(b) and (iii) any reasonable legal fees and expenses incurred by such Indemnitee.

          (c) Notwithstanding any other provision hereof, any Indemnifiable Losses incurred by the Purchasers or their affiliates shall be equitably adjusted so that the payment of any damages or the taking of any other actions by the Company to satisfy such Indemnifiable Losses shall not adversely affect the Purchasers or their affiliates, through their ownership of the Securities or the Common Stock issuable upon conversion or exercise thereof or otherwise.


                           ARTICLE VIII.  TERMINATION

     8.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing,
(a) by the mutual written consent of the Purchasers and the Company, or (b) if the party seeking to terminate is not then in material default or breach of this
Agreement:

          (i) by either the Purchasers or the Company if the Closing shall not have occurred on or before December 31, 1997;

          (ii) by either the Purchasers or the Company if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

          (iii) by either the Purchasers or the Company if the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within twenty (20) days of the date of notice of default served by the party claiming such material default.

In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.


                     ARTICLE IX.  MISCELLANEOUS PROVISIONS

     9.1. Specific Performance. The parties recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Purchasers for their injury. The Purchasers shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the Purchasers to enforce this Agreement, the Company shall waive the defense that there is an adequate remedy at law. In the event of a default by the Company which results in the filing of a lawsuit for damages, specific performances, or other remedies, the Purchasers shall be entitled to reimbursement by the Company of reasonable legal fees and expenses incurred by the Purchasers.

     9.2. Notices. All notices and other communications required or permitted hereunder will be in writing and (i) delivered personally, (ii) sent by telefacsimile, (iii) delivered by a nationally recognized overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, as follows:

          (a)  If to the Company, to:

               Integrated Orthopaedics, Inc.
               5858 Westheimer, Suite 500
               Houston, Texas 77057
               Facsimile No.: (713) 339-2858
               Attention:  Chief Executive Officer

               with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Facsimile No.: (212) 821-8111
               Attention:  Bruce R. Kraus

          (b)  If to the Purchasers, to:

               FW Integrated Orthopaedics Investors, L.P.
               FW Integrated Orthopaedics Investors II, L.P.
               201 Main Street
               Fort Worth, Texas 76102
               Facsimile No.: (817) 338-2064
               Attention:  Ray Pinson
                           Robert Cotham

               with a copy to each of:

               Oak Hill Partners
               65 E. 55th Street
               32nd Floor
               New York, NY  10022
               Facsimile No.: (212) 754-5685
               Attention:  John R. Monsky

               Arbor Investors
               2460 Sand Hill Road
               Suite 300
               Menlo Park, California 94025
               Facsimile No.: (650) 234-0525
               Attention:  Scott J. Hancock

               Weil, Gotshal & Manges LLP
               100 Crescent Court
               Suite 1300
               Dallas, Texas 75201
               Facsimile No.: (214) 746-7777
               Attention:  David A. Spuria
                           Craig W. Adas

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 9.2 will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (z) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     9.3. Expenses. At the Closing, the Company agrees to pay all reasonable expenses incident to the transactions contemplated hereby (including all document production costs and other expenses, the fees and disbursements of Weil, Gotshal & Manges LLP, McDermott, Will & Emery and Purchasers' accounting advisors for their services with relation to such transactions, the expenses of obtaining private placement numbers for the Securities and all out-of-pocket expenses in connection with the shipping to and from the Purchasers' office or the office of Purchasers' nominees of the Securities and upon any exchange or substitution pursuant to the provisions of this Agreement or the other Transaction Documents), and to reimburse the Purchasers for any reasonable out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses incurred by the Purchasers (including reasonable counsel and financial adviser fees) in connection with the enforcement of this Agreement or the other Transaction Documents, responding to any subpoena or other legal process or information investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder's having acquired any of the Securities, including without limitation costs and expenses incurred in any bankruptcy case, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective (it being understood and agreed that only one such special counsel for all holders of the Securities and one local counsel for such holders in each applicable jurisdiction shall be entitled to reimbursement hereunder). The obligations of the Company under this Section shall survive the payment of or other performance under any of the Transaction Documents.

          In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the fees and disbursements of special counsel to the Purchasers, which shall be reflected in the statement of such special counsel to be submitted to the Company on or prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date).

     9.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Company. Nothing in this Agreement is intended to limit the ability of the Purchasers to sell or to transfer any or all of the Securities (and the rights relating thereto) following the Closing Date.

     9.5. Waiver. The Purchasers and the Company by written notice to the others may (a) extend the time for performance of any of the obligations of the others under this Agreement, (b) waive any inaccuracies in the representations or warranties of the others contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the others contained in this Agreement, or (d) waive or modify performance of any of the obligations of the others under this Agreement; provided, however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     9.6. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their affiliates except as expressly set forth herein.

     9.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

     9.8. Rights of the Parties. Except as provided in Articles I and VII or in Sections 9.3 and 9.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     9.9. Brokers. The Purchasers hereby agree to indemnify and hold harmless the Company, and the Company hereby agrees to indemnify and hold harmless the Purchasers, against any liability, claim, loss, damage or expense incurred by the Purchasers or by the Company, as the case may be, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the other in connection with this Agreement or the transactions contemplated hereby. Any indemnification payment by the Company required by this Section shall be equitably adjusted so that the payment of such amount shall not adversely affect the Purchasers, through their ownership of the Securities or the Common Stock issuable upon conversion or exercise thereof or otherwise.

     9.10. Further Assurances. From time to time, as and when requested by any party, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     9.11.  Irrevocable Proxy.  Each of Chartwell Capital Investors, L.P., Jose
E. Kauachi, Ronald E. Pierce, Jefferson R. Casey, Clifford Hinkle, William F. Donovan, M.D. and Sharon Ann Donovan (the "Grantors") agrees to vote all of its, his or her capital stock of the Company and to take all other necessary actions within such Grantor's control (including, without limitation, (i) attending all meetings in person or by proxy for purposes of obtaining a quorum and for purposes of voting and (ii) executing all written consents in lieu of any meeting) to approve the adjustment to the Conversion Price (as defined in the Certificate of Designation) of the Series B Preferred Stock set forth in Section
10.3 of the Certificate of Designation and the adjustment to the Exercise Price (as defined in the Warrants) of the Warrants set forth in the first paragraph of the Warrants and to approve any other matter which may be necessary to provide the Purchasers with the benefits to which they are entitled under this Agreement or the other Transaction Documents (the "Shareholder Proposals"). In order to secure the Grantor's obligation to vote as shareholders for the approval of the Shareholder Proposals, each Grantor hereby appoints Scott J. Hancock and Mark A. Wolfson as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Grantor's capital stock of the Company for the purpose of approving the Shareholder Proposals and to take all such other actions as are necessary to enforce the rights of the Purchasers under this Section 9.11. The irrevocable proxy granted hereunder may be exercised at any time any Grantor fails to comply with the provisions of this Section 9.11. The proxies and powers granted by each Grantor pursuant to this Section 9.11 are coupled with an interest and are given to secure the performance of the Grantors' obligations to the Purchasers under this Section 9.11. Such proxies and powers shall be effective until the date which is 365 days after the date hereof; provided, however, that such proxies and powers shall terminate earlier if both (A) the Shareholder Proposals are approved by a majority of the shareholders of the Company entitled to vote thereon and (B) the Additional Listing Application with the American Stock Exchange with respect to all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants has been approved by the American Stock Exchange. At any time in which the irrevocable proxy granted pursuant to this Section 9.11 shall be in effect, (x) the Grantors shall not sell, pledge, dispose of or otherwise encumber any shares of capital stock of the Company owned, beneficially or of record, by such Grantors (except that the Grantors may transfer or sell shares of capital stock of the Company if the transferee unconditionally agrees with the

Company in writing to be bound by the terms of this Section 9.11 prior to effecting such transfer or sale) and (y) such proxy shall survive the death, incompetency and disability of each Grantor.

     9.12. Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Texas, without regard to conflict of law principles thereof.

     9.13. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     9.14. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     9.15. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.16. Certain Interpretive Matters and Definitions. (a) Unless the context otherwise requires, (i) "Transaction Documents" mean, collectively, this Agreement, the Warrant Agreements, the Warrants, the Certificate of Designation and the Registration Rights Agreement, (ii) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement,
(iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (v) "or" is disjunctive but not necessarily exclusive, (vi) words in the singular include the plural and vice versa, and (vii) the terms "affiliate" and "subsidiary" have the meanings given to them in Rule 12b-2 of Regulation 12B under the Exchange Act. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                INTEGRATED ORTHOPAEDICS, INC.


                                By: /s/ Ronald E. Pierce
                                   --------------------------------
                                Name: Ronald E. Pierce
                                     ------------------------------
                                Title: President
                                      -----------------------------

                                FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.

                                By: GROUP 31, INC.,
                                    its General Partner

                                    By: /s/ Scott J. Hancock
                                       ----------------------------
                                    Name: Scott J. Hancock
                                         --------------------------
                                    Title: Vice President
                                          -------------------------

                                FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.

                                By: FW GROUP GENPAR, INC.,
                                    its General Partner

                                    By: /s/ Scott J. Hancock
                                       ----------------------------
                                    Name: Scott J. Hancock
                                         --------------------------
                                    Title: Vice President
                                          -------------------------

ACCEPTED AND AGREED FOR PURPOSES
OF SECTIONS 6.6 and 9.11 HEREOF

CHARTWELL CAPITAL INVESTORS, L.P.

By:  CHARTWELL CAPITAL PARTNERS, L.P.,
     its General Partner

     By:  CHARTWELL PARTNERS, L.P.,
          its General Partner

          By:  CHARTWELL, INC.,
               its General Partner

          By: /s/ Robert L. Stein
             ------------------------
          Name: Robert L. Stein
             ------------------------
          Title: Chairman
             ------------------------

ACCEPTED AND AGREED FOR PURPOSES
OF SECTION 9.11 HEREOF

 /s/ Jose E. Kauachi
 --------------------------------------
     Jose E. Kauachi


 /s/ Ronald E. Pierce
 --------------------------------------
     Ronald E. Pierce


 /s/ Jefferson R. Casey
 --------------------------------------
     Jefferson R. Casey


 /s/ Clifford Hinkle
 --------------------------------------
     Clifford Hinkle


/s/ William F. Donovan
 --------------------------------------
    William F. Donovan

/s/ Sharon Ann Donovan
 --------------------------------------
    Sharon Ann Donovan